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                                                                 EXHIBIT (p)(15)


                               NICHOLAS-APPLEGATE
                           CODE OF ETHICS AND CONDUCT
                             EFFECTIVE MARCH 1, 2003

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                                                               Effective 4/1/02

MESSAGE FROM THE PRESIDENT

Dear Colleagues,

In our recent updating of the mission, vision and values of Nicholas-Applegate, we clearly articulated, "being principled" in everything we do is a core value of this firm. This Code of Conduct further defines for us how this core value must be reflected in the execution of our day-to-day business.

When entrusting their assets to us, our clients are relying on our commitment to principled business practices on the part of Nicholas-Applegate and each and every one of our employees. We must not deliver less.

Marna C. Whittington

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NICHOLAS-APPLEGATE CODE OF ETHICS SUMMARY

The Code of Ethics applies to every NACM employee, immediate family members, and other certain affiliated parties.

1.   CLASSIFICATION OF PERSONS COVERED BY THE CODE (SEE SECTION TWO)
- Access Persons are senior management of NA or officers of Nicholas Applegate Institutional Funds, investment management personnel (e.g., portfolio managers, traders, and analysts), and individuals who have access rights to NATS.
- Non-Access Persons, which are individuals who are not described as an Access Person and includes outside fund trustees and fund administrators.
- All members of the Access Person's or Non-Access Person's immediate family living in their household.

2.   PRE-CLEARANCE OF PERSONAL TRADES (SEE SECTION FOUR)
- You must have prior written permission from Legal/Compliance for all non-exempt securities transactions.
- If you are an investment management personnel, you must also receive authorization, via e-mail, from the CIO or a Sr. PM.
- Pre-clearance approvals are valid from the day the approval is granted up through market open the next business day.

3.   COVERED SECURITIES AND TRANSACTIONS (SECTION THREE)
- Equity securities and debt securities, except for Exempt Securities Transactions and De Minimis Transactions.
- Any derivative instrument relating to any of the above securities, including options, warrants, and futures.
- Shares of closed-end investment companies where NACM is the adviser/sub-adviser.

4.   EXEMPT SECURITIES AND TRANSACTIONS (SEE SECTION THREE)
- Government securities and registered open-end and closed-end investment companies (except as above) are not subject to the personal trading requirements.

5.   DE MINIMIS RULE (SEE SECTION THREE)
- Pre-clearance of a personal trade is not required if the securities transaction meets all of the following criteria:

     ACCESS PERSONS
     -    Market cap of the security is greater than $5 billion
     -    The number of shares is 1,000 shares or less

     NON-ACCESS PERSONS
     -    Market cap of the security is greater than $1 billion
     -    The number of shares is 2,000 shares or less

6.   OPTIONS (SEE SECTION THREE AND APPENDIX THREE)
- All options transactions on non-exempt securities must be pre-cleared, unless the underlying security would otherwise qualify under the De Minimis Rule.

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7.   HOLDING PERIOD RESTRICTION FOR INVESTMENT MANAGEMENT PERSONNEL ONLY (SEE
     SECTION FOUR)
- You are required to hold a Non-Exempt Security including De Minimis Transactions that you purchased for at least 60 days, unless selling the security at a loss.

8.   BLACKOUT PERIOD (SEE SECTION FOUR)
- You are not allowed to trade a security if our firm has engaged in a transaction in the same or equivalent security for a client account within the last three days or if the security is currently on the main/proposed blotter.
- This rule does not apply to Exempt Securities, Exempt Transactions, or De Minimis Transactions.

9.   TRADING VIOLATIONS (SEE SECTION FOUR)
- Violations of the Code are subject to monetary penalties and may lead to disciplinary action, including termination of employment.

10. OUTSIDE BUSINESS ACTIVITIES AND SERVICE ON BOARDS OF OTHER COMPANIES (SEE SECTION SIX)
- You are required to notify Legal/Compliance promptly if you become involved with any public company as a board member, employee, owner, or any other position. Some activities may not be permitted or may require Firm approval.
- If your position with another company is investment-related, you are required to disclose this information regardless if it is a private company, non-profit company, not-for-profit company, or a college/university.

11.  PUBLIC OFFERINGS AND PRIVATE PLACEMENTS (SEE SECTION THREE)
- You may not engage in a personal securities transaction in any security in a private placement or public offering (initial, primary, secondary offerings) without prior written approval by the Chief Compliance Officer or General Counsel.

12.  DISCLOSURE OF PERSONAL BROKERAGE ACCOUNTS (SEE SECTION FIVE)
-    Your accounts must be with Charles Schwab.
-    This does not apply to Exempt Securities or discretionary accounts.

13.  DUPLICATE BROKERAGE STATEMENTS AND CONFIRMATIONS (SEE SECTION FIVE)
- Legal/Compliance must receive duplicate account statements and confirmations for all accounts that are permitted to hold securities, regardless if the account presently holds securities or not.
- This is not applicable to accounts that are fully managed by a third party or only hold Exempt Securities.

14.  GIFT REPORTING FOR ACCESS PERSONS ONLY (SEE SECTION SIX)
- Gifts valued at $100 or more (including meals) received from anyone industry related must be reported.
- Form 700 filers must submit a gift pre-clearance form to Legal/Compliance, regardless of the gift value.

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15.  CERTIFICATION OF COMPLIANCE (SEE SECTION SEVEN)
- All employees are required to read and sign the Code of Ethics annually confirming that you understand all policies and procedures.

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TABLE OF CONTENTS

Section One: Introduction                                                               1

Section Two: Persons Covered by the Code                                                1

Section Three: Personal Securities Transactions                                         2
A. Covered Securities and Transactions                                                  2
B. Exempt Securities and Transactions                                                   2
C. De Minimis Rule                                                                      3
D. Public Offerings and Private Placements                                              4
E. Exchange Traded Funds                                                                4
F. Options                                                                              4
G. Shorting                                                                             5

Section Four: Procedures for Trading Securities                                         5
A. Pre-clearance                                                                        5
B. Holding Period Restriction for Investment Management Personnel Only                  6
C. Blackout Period                                                                      7
D. Front-Running                                                                        7
E. Inside Information                                                                   7
F. Trading Violations                                                                   7

Section Five: Reporting Requirements                                                    8
A. Personal Holdings Report                                                             8
B. Single Broker Option                                                                 8
C. Duplicate Brokerage Statements and Confirmations                                     8

Section Six: Conflict of Interest                                                       8
A. Service on Boards of Other Companies                                                 8
B. Gifts                                                                                9
C. Form 700, Statement of Economic Interests                                            9
D. Pay-to-Play                                                                         10

Section Seven: Administration                                                          11
A. Annual Board Review                                                                 11
B. Amendments and Modifications                                                        11
C. Certification of Compliance                                                         11

Appendix One: Insider Trading Policy and Procedures                                     1
A. Policy Statement on Insider Trading ("Policy Statement")                             1
B. Procedures to Implement NA's Policy Statement                                        2

Appendix Two: Examples of Beneficial Ownership                                          4

Appendix Three: Options Discussion                                                      5

Appendix Four: Annual Re-certification Signature Pages                                  7

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                               NICHOLAS-APPLEGATE
                           CODE OF ETHICS AND CONDUCT
                             EFFECTIVE MARCH 1, 2003

SECTION ONE: INTRODUCTION

Your Code of Ethics and Conduct ("Code") is designed to ensure that you conduct your business in a manner consistent with these standards.

At all times, you must:

1. Place the interests of our clients first. As a fiduciary, you must avoid putting personal interests ahead of the interests of clients.

2. Ensure that all personal securities transactions are conducted consistent with the Code. You must avoid any actual or potential conflicts of interest and avoid abuse of an individual's position of trust and responsibility.

3. Not take advantage of your position. The receipt of investment opportunities, privileges or gifts from persons seeking business with NA could call into question your independent judgment.

If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code in a particular situation, contact the Legal/Compliance Department.

SECTION TWO: PERSONS COVERED BY THE CODE

The Code applies to all NACM employees, immediate family members (relative by blood or marriage living in the employee's household), outside fund trustees, and fund administrators ("Covered Persons"). Applications of specific Code provisions to employees depend on your status.

ACCESS PERSON MEANS:
-    Senior management of NA or officers of Nicholas Applegate Institutional
     Funds;
- Investment management personnel (e.g., portfolio managers, traders, and analysts); and
-    Individuals who have access rights to NATS.

NON-ACCESS PERSON MEANS:
- Individuals who are not described as an Access Person, which also include Outside Fund Trustees and the Administrator.

OUTSIDE FUND TRUSTEES
Special rules apply to Fund Trustees who are not employees of NACM or NAS ("Non-Employee Trustees"). Specifically, Non-Employee Trustees are not subject to the:

-    Three-day blackout period;
-    Prohibition on public offerings;
-    Restrictions on private placements;
-    Ban on short-term trading profits;

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-    Gift restrictions; and
-    Restriction on service as a director.

Further, a Non-Employee Trustee is not required to pre-clear personal securities transactions provided he or she did not have knowledge of any current or pending transactions in the security that have been completed within the last fifteen calendar days immediately preceding the date of the transaction.

A Non-Employee Trustee is not required to submit quarterly personal securities transaction reports, unless he or she knew, or should have known, in the ordinary course of the fulfillment of his or her official duties as a trustee of one of the Funds, that during the 15-day period immediately preceding or following the date of a transaction in a security by the Non-Employee Trustee that such security was purchased or sold, or was considered for a purchase or sale, by a Fund or by NA for a client. Non-Employee Trustees also are not required to submit annual portfolio holdings reports to NA.

THE ADMINISTRATOR
Officers of the Fund who are employees of the Fund's Administrator must adhere to all aspects of the Code, with the following exceptions:

-    Quarterly reporting of personal securities transactions;
-    Exempt from gift restrictions and outside business activity reporting;
- Exempt from mandatory use of Charles Schwab for personal brokerage accounts; and
-    Submit reports to Legal/Compliance via fax or e-mail.

SECTION THREE: PERSONAL SECURITIES TRANSACTIONS

A.   COVERED SECURITIES AND TRANSACTIONS

Personal securities transactions subject to the Code include the following:

- Equity securities including common and preferred stock, except as otherwise exempted below;
-    Debt securities;
- Investments convertible into, or exchangeable for, stock or debt securities;
- Any derivative instrument relating to any of the above securities, including options, warrants and futures;
-    Any interest in a partnership investment; and
- Any closed-end fund where NACM manages the assets. In addition, if you are deemed an "insider," additional reporting/filing requirements will be required.

B.   EXEMPT SECURITIES AND TRANSACTIONS

Personal securities transactions exempt from the Code include the following:

EXEMPT SECURITIES
- Shares of registered open-end mutual funds, money market funds, and closed-end funds (unless managed by NACM);

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-    Treasury bonds, treasury notes, treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. government or its agencies or instrumentalities;
- Debt instruments issued by a banking institution, such as bankers' acceptances and bank certificates of deposit (not including corporate or high yield bonds);
-    Commercial paper;
-    Municipal bonds;
-    Stock indices; and
-    ETFs

EXEMPT TRANSACTIONS
- Transactions in an account in which you have no direct or indirect influence or control;
- Transactions in any account which is managed on a discretionary basis by a person other than you where you do not influence or control the transactions;
- Transactions that are involuntary (e.g., bond calls, stock splits, spin-offs, unannounced margin calls, etc.);
- Purchases that are part of a direct investment plan. However, your initial purchase into this program must be pre-cleared with Legal/Compliance. If you ever contribute more than the automatic deduction to this plan, you must pre-clear this transaction as if it were a non-exempt transaction;
- Participation in an employee stock option plan. You must inform Legal/Compliance of your intent to participate in an employee stock option plan and report the deduction amount. If you were to contribute more to this plan, you must pre-clear this with Legal/Compliance. You are required to pre-clear your intent to purchase the employee stock within one week of the actual transaction date.
- Purchases as a result of the exercise of rights issued pro rata to all holders of a class of securities, to the extent that such rights were acquired from the issuer, and the sale of such rights;
- Transactions in options or futures contracts on commodities, currencies or interest rates;
- The Hedge Fund is not subject to the Code due to existing controls and procedures in place; and
- Other similar circumstances as determined by the Chief Compliance Officer or General Counsel.

C.   DE MINIMIS RULE

ACCESS PERSON
You are not required to pre-clear certain De Minimis Transactions that meet the following criteria:

- For equity securities, any purchase or sale transaction of 1,000 shares or less in a security with a market capitalization over $5 billion; and
- For debt securities, any purchase or sale transaction in an issuer with a market capitalization of at least $5 billion.

NON-ACCESS PERSON
You are not required to pre-clear certain De Minimis Transactions that meet the following criteria:

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-    For equity securities, any purchase or sale transaction of 2,000 shares or less in a security with a market capitalization over $1 billion; and
- For debt securities, any purchase or sale transaction in an issuer with a market capitalization of at least $1 billion.

D.   PUBLIC OFFERINGS AND PRIVATE PLACEMENTS

Your participation in a private placement or public initial, primary or secondary offering must have the prior written approval of the Chief Compliance Officer or General Counsel. In considering such approval, the Chief Compliance Officer or General Counsel will take into account, among other factors, whether the investment opportunity is available to and/or should be reserved for a client account, and whether the opportunity is being offered to the you by virtue of his or her position.

If you are approved to engage in a personal securities transaction in a private placement or public offering, you must disclose that investment if you play a part directly or indirectly in subsequent investment considerations of the security for a client account. In such circumstances, NA's decision to purchase or sell securities of the issuer shall be subject to an independent review by a senior NA member with no personal interest in the issuer. In addition, you may be limited from trading the security.

E.   EXCHANGE TRADED FUNDS

ETFs that are registered investment companies under the Investment Company Act of 1940 (i.e., SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds, iShares, etc.) may be purchased as an Exempt Security. They will be treated as a mutual fund. These products are organized as either unit investment trusts or management investment companies.

You are not permitted to buy ETFs that are organized as Grantor Trusts (e.g., HOLDRs). Grantor Trusts represent undivided beneficial ownership in the common stock of a group of specific companies.

F.   OPTIONS

All rules that apply to equity securities also apply to options under this Code. Further discussion of trading options is provided in Appendix Three.

You may not purchase or sell an option in a non-exempt security, or any security that would not otherwise be eligible under the De Minimis Rule, that NA has traded within three days.

GENERAL RULES

1. The De Minimis Rule applicable to the underlying security also applies to options on such securities. Access Persons are not required to obtain pre-clearance approval to execute option transactions for 10 contracts or less on underlying securities that would otherwise qualify under the De Minimis Rule as these transactions are the functional equivalents of trading 1,000 shares or less with a market capitalization greater than $5 billion. Non-Access Persons are not required to obtain pre-clearance approval to execute option transactions for 20 contracts or less on underlying securities that would otherwise qualify under the De

[SIDENOTE]

   The time that a put or call is purchased or sold/written is what determines whether there is a violation, not when the option is exercised or expired

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     Minimis Rule as these transactions are the functional equivalents of trading 2,000 shares or less with a market capitalization greater than $1 billion.

2. You must obtain pre-clearance approval when executing option transactions on any non-exempt security that does not qualify under the De Minimis Rule, regardless of the number of contracts.

3.   Options on exempt securities (e.g., stock indices) are also exempt.

4. THE 60-DAY HOLDING RULE IS ONLY APPLICABLE TO INVESTMENT MANAGEMENT PERSONNEL. Legal/Compliance will look to the date you initiated the options transaction to determine whether there has been a violation of the Code. To illustrate:

a) Writing covered calls is deemed a sale of the underlying security, so if you have owned the underlying security for greater than 60 days, you may write a covered call on that security, with any expiration.

b) Writing naked puts is deemed a purchase of the underlying security, so if you are to put the shares of the underlying security, the purchase date of the stock put reverts back to the date the naked put was written.

c) Buying a call is deemed a purchase of the underlying security, so if you exercise the call, the purchase date of the stock you receive reverts back to the date you purchased the call.

d) Writing naked calls is speculative in nature. Therefore, the expiration date must be at least 60 days from the opening date of the naked position.

G.   SHORTING

All rules, including the De Minimis Rule, that apply to equity securities also apply to shorting those securities under this Code.

You may not short a non-exempt security, or any security that would not otherwise be eligible under the De Minimis Rule, that NA has traded within three days. You shall not short to circumvent the restrictions of this Code.

APPLICABLE FOR INVESTMENT MANAGEMENT PERSONNEL:

- If you buy a stock, you may not sell that stock, including short sales against the box, within 60 days, unless you are at a loss.
- If you sell a stock short, you may not buy it back for at least 60 days, unless you are at a loss.

SECTION FOUR: PROCEDURES FOR TRADING SECURITIES

A.   PRE-CLEARANCE

You must pre-clear the purchase or sale of all non-exempt securities for your own account or any account which you have control or have a beneficial interest, unless the security or transaction qualifies as an Exempt Security, Exempt Transaction, or De Minimis Transaction The pre-clearance process is confidential.

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To submit personal trading requests via the intranet site by utilizing
"Submissions" and clicking on "Trade Pre-clearance." You will need an employee code and password to access CTI, which Legal/Compliance will provide. Once you login to CTI, complete all requested fields. Be sure you receive a final screen stating that, "The following trade request has been submitted. You will be receiving authorization or denial of permission shortly. Please do not make this trade until you are granted permission." If you do not receive this final screen, your request has not been submitted properly. Please notify Legal/Compliance of this issue.

Investment management personnel must receive authorization for all non-exempt personal securities transactions from the Chief Investment Officer ("CIO") or a senior portfolio manager ("Sr. PM"). Investment management personnel must submit an email to the CIO or Sr. PM requesting authorization of the non-exempt personal securities transaction. The CIO or Sr. PM will reply back to the investment management personnel who will then forward the email to Legal/Compliance prior to Legal/Compliance granting pre-clearance approval. Legal/Compliance will not process the pre-clearance request until this information is received.

PRE-CLEARANCE PERIOD
Pre-clearance approval is valid only on the date of the request through "market open" the next business day (e.g., 6:30 a.m. PT, excluding stock market holidays for domestically traded securities) after the day that pre-clearance was obtained. Thus, pre-clearance approval is valid for the day you received approval up through market open the next business day.

Pre-clearance approval is valid only for the particular transaction requested on the Form. If you make any changes to the transaction (e.g., increase the size of the transaction), you must submit a new trade request.

FAILURE TO OBTAIN PRE-CLEARANCE FOR A NON-EXEMPT PERSONAL SECURITIES TRANSACTION IS A SERIOUS BREACH OF THE CODE. IF YOU FAIL TO OBTAIN PRE-CLEARANCE APPROVAL FOR YOUR NON-EXEMPT PERSONAL SECURITIES TRANSACTION, YOU MAY BE SUBJECT TO DISCIPLINARY ACTION, UP TO AND INCLUDING TERMINATION OF EMPLOYMENT FOR REPEAT OFFENDERS. YOU MAY ALSO BE REQUIRED TO CANCEL/REVERSE THE TRADE AND BEAR ANY LOSSES THAT OCCUR. YOU MAY ALSO BE REQUIRED TO DISGORGE ANY PROFITS REALIZED ON THE UNAUTHORIZED TRADE AND DONATE THEM TO THE UNITED WAY OR A UNITED WAY CHARITY OF YOUR CHOICE.

B.   HOLDING PERIOD RESTRICTION FOR INVESTMENT MANAGEMENT PERSONNEL ONLY

Investment management personnel may only sell a security including De Minimis Transactions that were held for less than 60 days, if the security is being sold at a loss.

The Chief Compliance Officer or General Counsel may also grant exceptions to this prohibition (e.g., bankruptcy, eviction, personal health emergency, etc.) upon prior written request.

[SIDENOTE]

     You must receive written authorization prior to executing a non-exempt securities transaction

  If you make any changes to a transaction, you must submit a new trade request

  The 60-day holding rules applies to Covered Securities, Covered Transactions and De Minimis Transactions and only to investment management personnel

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C.   BLACKOUT PERIOD

You may not enter into a non-De Minimis Transaction or Exempt Securities Transaction for your personal accounts if:

- NA has engaged in a transaction in the same or an equivalent security for a client account within the last three days, or
-    The security is on the NA trading blotter or proposed blotter.

FOR VIOLATING THIS POLICY, YOU WILL BE REQUIRED TO CLOSE OUT YOUR POSITION IN THE SECURITY AND DISGORGE ANY PROFIT REALIZED FROM THE TRANSACTION TO THE UNITED WAY OR A UNITED WAY CHARITY OF YOUR CHOICE.

D.   FRONT-RUNNING

You may not front-run an order being made for or on behalf of a client, even if you are not responsible for the order. Front-Running consists of executing a transaction based on the knowledge of the forthcoming transaction in the same or an underlying security, or other related securities, on behalf of a client.

E.   INSIDE INFORMATION

You may not use material, non-public information about any issuer of securities, whether or not such securities are held in the portfolios of clients or suitable for inclusion in such portfolios, for personal gain or on behalf of a client.

If you believe you are in possession of such information, please contact the Chief Compliance Officer immediately to discuss the information and the circumstances surrounding its receipt. This prohibition does not prevent you from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. (Please refer to Appendix Two for more information).

F.   TRADING VIOLATIONS

Any trading-related violation of this Code will incur the below sanctions, in addition to disgorging any profits realized on such trades. All fines will be paid to the United Way or a United Way charity of your choice. Checks will be submitted to Legal/Compliance and forwarded to the selected charity.

FIRST VIOLATION
-    A fine of half a percent of base salary up to $500; and
- Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code.

SECOND VIOLATION (WITHIN 12 MONTHS)
-    A fine of one percent of base salary up to $1,000;
- Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code; and
-    Written warning to personnel file;

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THIRD VIOLATION (WITHIN 12 MONTHS)
-    A fine of two percent of base salary up to $2,000;
- Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code;
-    Written warning to personnel file;
- Prohibition from trading personally for a specific period of time (e.g., six months to one year) except to close out current positions; and
-    May result in termination of employment with NA.

SECTION FIVE: REPORTING REQUIREMENTS

A.   PERSONAL HOLDINGS REPORT

You must submit a Personal Holdings Report (see Appendix Six) within ten days of commencement of employment with NA and annually thereafter with a list of all securities holdings in which you have a beneficial interest (excluding interests in Exempt Securities).

B.   SINGLE BROKER OPTION

To streamline our reconciliation process, NACM requires its employees to conduct their personal trading through Charles Schwab. Any new hire that has any existing brokerage account at another firm must transfer their account to Charles Schwab within six months of their anniversary date, or close the account.

Accounts that exclusively hold Exempt Securities or are fully discretionary may be maintained at any brokerage house/investment company. These discretionary managed accounts are not subject to the Code, however, you must inform Legal/Compliance of these accounts.

Please note that you are responsible for all costs associated with closing the account.

C.   DUPLICATE BROKERAGE STATEMENTS AND CONFIRMATIONS

You must instruct your broker-dealer in writing to send duplicate copies of all transaction confirmations and statements directly to the Legal/Compliance Department. Legal/Compliance will draft this letter upon request. This requirement does not apply to accounts that:

-    Are fully discretionary
-    Exclusively hold Exempt Securities

SECTION SIX: CONFLICT OF INTEREST

A.   SERVICE ON BOARDS OF OTHER COMPANIES

You are prohibited from serving on the Board of Directors or Investment Committee of any publicly traded company. If you wish to serve on the Board of Directors or Investment Committee of a privately held "for profit" company, you must first obtain prior written approval from the Chief Compliance Officer or General Counsel. It is not necessary to obtain approval to serve on the Board of Directors of entities such as schools, churches, industry organizations or associations, or similar non-profit boards. However, you must obtain pre-approval to serve on

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any Investment Committee, whether for a public company, private company, non-profit company, not-for-profit company or a college/university.

B.   GIFTS

You may not actively seek any gift, favor, gratuity, or preferential treatment from any person or entity that:

-    Does business with or on behalf of NA;
- Is or may appear to be connected with any present or future business dealings between NA and that person or organization; or
-    May create or appear to create a conflict of interest.

A gift may be denied or required to be returned or reimbursed if you receive an excessive number of gifts, especially if received from a single source or if the total dollar value of gifts received during a single year is deemed excessive. You may not offer any gifts, favors or gratuities that could be viewed as influencing decision-making or otherwise could be considered as creating a conflict of interest on the part of the recipient.

You must never give or receive gifts or entertainment that would be controversial to either you or NA, if the information was made public. You should be aware that certain NA clients might also place restrictions on gifts you may give to their employees.

GIFT REPORTING FOR ACCESS PERSONS ONLY
Access Persons must report on a quarterly basis all gifts, favors, or gratuities valued at $100 or more (including meals).

Form 700 filers are required to submit a gift pre-clearance form and obtain prior written approval for all gifts, favors, or gratuities. You must obtain approval from your direct supervisor and Legal/Compliance prior to accepting any gift. In the event it is not possible to obtain pre-clearance, you must notify Legal/Compliance of receipt of the gift on the next business day.

GIFT VIOLATIONS FOR ACCESS PERSONS
If you fail to properly report these items, the Executive Committee may require you to either donate the fair market value of the item (or the item itself) to charity or directly reimburse the person or entity responsible for giving the item.

C.   FORM 700, STATEMENT OF ECONOMIC INTERESTS

Is part of our contracts with various clients within the State of California, Designated Employees must annually file the Form 700, Statement of Economic Interests with the California Fair Political Practices Commission ("Commission"). We have identified the applicable lead portfolio managers as "Designated Employees." The list of Designated Employees and the portfolios to which this rule applies is available from Legal/Compliance.

The Form 700 is an annual statement requiring disclosure of personal financial information. Furthermore, the Form 700 stipulates that Designated Employees cannot accept more than $340 (for the Year 2003) in gifts in a calendar year from a single source.

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Below is a list of items that Designated Employees may need to disclose:

- Investments - (all transactions reported or pre-cleared during the reporting year);
-    Business positions/partnerships;
-    Gifts (regardless of location of the giver);
-    Income from a privately owned business;
-    Individual Retirement Accounts;
- Real estate holdings - excluding primary residence and only within the state/county or city where applicable;
-    Rental income (on real estate in applicable geographic area);
-    Sale of home, automobile or boat;
-    Sole proprietorship;
-    Speaking fees;
-    Spouse's income - other than salary;
-    Travel reimbursements or payments (inside or outside state); and
-    Trusts.

D.   PAY-TO-PLAY

DEFINED
The practice of an investment adviser or its employees giving political contributions for the purpose of obtaining the award or retention of investment advisory contracts by government entities.

BACKGROUND
Although it appears unlikely that the SEC will issue a controversial final rule on "pay-to-play" for the advisory profession at this time, the ICAA has strongly urged all its members to implement appropriate pay-to-play policies as part of their codes of ethics. These policies and procedures should be reasonably designed to prevent pay-to-play abuses, based on the unique characteristics and business structure of each adviser.

POLICIES AND PROCEDURES
Based on the above recommendations, and as a matter of good business practice, NA has adopted the following policies and procedures:

1. RESTRICTION: Neither NA nor any employee of NA will engage, either directly or indirectly, in any "pay-to-play" activities. This is an absolute ban.

2. FIRM PRE-CLEARANCE: NA does not normally make political contributions. However, if at any time NA makes an exception to this policy and does choose to make a political contribution, the contribution must be pre-cleared via e-mail by the General Counsel or Chief Compliance Officer. In the e-mail, the person requesting the pre-clearance on behalf of NA will be required to certify that the contribution is not for the purpose of obtaining or retaining NA's engagement as an investment adviser to a government entity or plan. Other facts relevant to the reason for the contribution should be included.

3. PRE-CLEARANCE: If you make contributions above $2,000 in any calendar year (each contribution individually, or contributions cumulatively at the point the particular contribution would cause total contributions for the year to exceed $2,000) to any government official (e.g., federal, state, or local) or candidate, that contribution must be pre-cleared via e-mail by the General Counsel or Chief Compliance Officer. In the e-mail, the person requesting the pre-clearance will be required to certify that the contribution is not for the purpose of obtaining or retaining NACM's engagement as an investment adviser to a government entity or plan.

SECTION SEVEN: ADMINISTRATION

The Chief Compliance Officer is responsible for administering this Code, which includes:

-    Maintaining a current list of all Access Persons and Non-Access Persons;
- Providing all employees with a copy of the Code and periodically informing them of their duties and obligations under the Code;
-    Supervising the implementation and enforcement of the terms of the Code;
- Maintaining or supervising the maintenance of all records and reports required by the Code;
- Preparing a list of all transactions effected by any employee during the three-day blackout period;
- Determining whether any particular securities transactions should be exempted pursuant to the provisions of Section Three of the Code;
- Issuing, either personally or with the assistance of counsel, any interpretation of the Code that would be consistent with the objectives of the Code;
- Conducting inspections or investigations reasonably required to detect and report material violations of the Code and provide recommendations relative to these violations to NA's Executive Committee, or the Board of Trustees of a Fund or any Committee appointed by them to deal with such information;
- Submitting a quarterly report to the Trustees of each Fund containing a description of any material violation and action taken and any other significant information concerning administration of the Code; and
- Regular reporting on Code compliance to the Executive Committee and General Counsel.

A.   ANNUAL BOARD REVIEW

NA management annually prepares a report to the Funds' boards summarizing existing procedures concerning personal trading (including any changes in the Code), highlights material violations of the Code requiring significant corrective action and identifies any recommended changes to the Code.

B.   AMENDMENTS AND MODIFICATIONS

This Code may be amended or modified as deemed necessary by NA or the officers of the Funds, with the advice of Fund counsel, provided such amendments or modifications shall be submitted to the Board of Trustees of the Funds for ratification and approval at the next available meeting. This Code takes into account Rule 17j-1, as amended, under the Investment Company Act of 1940. This Code is effective as of March 1, 2003.

C.   CERTIFICATION OF COMPLIANCE

As a new hire, you must certify that you have read, understand and will comply with the Code. As a new hire, you must also disclose any contribution above $2,000 in any calendar year to any government official or candidate made from the time you entered into employment negotiations with NA. Please refer to Section Six D for more details. Below is the statement that is included in the annual "Certificate of Compliance" statement relating to "Pay-to-Play":

"I CERTIFY I HAVE PRE-CLEARED ALL REQUIRED POLITICAL CONTRIBUTIONS AS STIPULATED BY THE CODE. I CERTIFY THAT I DID NOT MAKE, OR CAUSE TO BE MADE, ANY POLITICAL CONTRIBUTIONS FOR THE PURPOSE OF OBTAINING OR RETAINING NACM AS AN INVESTMENT ADVISER TO A GOVERNMENT ENTITY OR PLAN."

You must annually certify that you have read, understand, have complied and will continue to comply with the Code. Appendix Four must be completed, signed and returned to the Legal/Compliance Department within the requested amount of time.

APPENDIX ONE: INSIDER TRADING POLICY AND PROCEDURES

A.   POLICY STATEMENT ON INSIDER TRADING ("POLICY STATEMENT")

NA's Policy Statement applies to every employee and extends to activities both within and outside the scope of their duties. NA forbids any employee from engaging in any activities that would be considered "insider trading."

The term "insider trading" is generally understood to mean:

- Trading by an insider, while in possession of material non-public information;
- Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;
- Recommending the purchase or sale of securities while in possession of material non-public information; or
-    Communicating material non-public information to others (i.e., "tipping").

WHO IS AN INSIDER?
The concept of "insider" is broad and it includes officers, partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs such as lawyers, accountants, and other vendors, and as a result, is given access to information.

WHAT IS MATERIAL INFORMATION?
Generally, information is considered material if: (i) there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or (ii) it is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to:

-    Dividend changes;
-    Earnings estimates;
-    Changes in previously released earnings estimates;
-    A joint venture;
-    The borrowing of significant funds;
-    A major labor dispute, merger or acquisition proposals or agreements;
-    Major litigation;
-    Liquidation problems; and
-    Extraordinary management developments.

WHAT IS NON-PUBLIC INFORMATION?
All information is considered non-public until it has been effectively communicated to the marketplace. Information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. Information in bulletins and research reports disseminated by brokerage firms are also generally considered to be public information.

BASIS FOR LIABILITY
In order to be found liable for insider trading, one must either (i) have a fiduciary relationship with the other party to the transaction and have breached the fiduciary duty owed to that other party, or (ii) have misappropriated material non-public information from another person.


PENALTIES FOR INSIDER TRADING
Penalties for trading on, or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to several civil and criminal penalties, including fines, permanent bar from the industry, injunctions and jail time.

In addition, any violation of this Policy Statement can be expected to result in serious sanctions by NA, including dismissal of the persons involved.

B.   PROCEDURES TO IMPLEMENT NA'S POLICY STATEMENT

The following procedures have been established to aid NA in preventing:

IDENTIFYING INSIDER INFORMATION
Before trading for yourself or others, including for any client accounts managed by NA, in the securities of a company about which you may have potential insider information, or revealing such information to others or making a recommendation based on such information, you should ask yourself the following questions:

-    Is the information material?
- Is this information that an investor would consider important in making an investment decision?
- Is this information that would substantially affect the market price of the securities if generally disclosed?
-    Is the information non-public?
-    To whom has this information been provided?
- Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation, or has it otherwise been made available to the public?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information may be material and non-public, you should take the following steps:

- Report the matter immediately to Legal/Compliance and disclose all information that you believe may bear on the issue of whether the information you have is material and non-public;
- Refrain from purchasing or selling securities with respect to such information on behalf of yourself or others, including for client accounts managed by NA; and
- Refrain from communicating the information inside or outside NA, other than to Legal/Compliance.

The Chief Compliance Officer and General Consult will consult as to the appropriate course of action.

RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION
Information in your possession that you identify, or that has been identified to you as material and non-public, must not be communicated to anyone, except as provided above. In addition, you should make certain that such information is secure.

SUPERVISORY PROCEDURES
The supervisory procedures set forth below are designed to prevent and detect insider trading.

PREVENTION OF INSIDER TRADING
In addition to the pre-approval and reporting procedures specified in the Code concerning personal securities transactions, the following measures have been implemented to prevent insider trading:

1. All employees will be provided with a copy of these policies and procedures regarding insider trading.
2. Legal/Compliance will, as deemed necessary, conduct educational seminars to familiarize employees with NA's Policies and Procedures. Such educational seminars will target, in particular, persons in sensitive areas of NA who may receive inside information more often than others;
3. Legal/Compliance will answer questions regarding NA's Policies and Procedures;
4. Legal/Compliance will resolve issues of whether information received by an employee is material and non-public;
5. Legal/Compliance will review these policies and procedures on a regular basis and update as necessary;
6. Whenever it has been determined that an employee has possession of material non-public information, Legal/Compliance will (i) implement measures to prevent dissemination of such information, and (ii) restrict those from trading in the securities by placing such securities on NA's Restricted List; and
7. Upon the request of any employee, Legal/Compliance will review any requests for clearance to trade in specified securities and either approve or disapprove.

REPORTS TO MANAGEMENT
Promptly upon learning of a potential violation of NA's Policies and Procedures, Legal/Compliance will prepare a confidential written report to management, providing full details and recommendations for further action.

APPENDIX TWO: EXAMPLES OF BENEFICIAL OWNERSHIP

- Securities held by a Covered Person for their own benefit, regardless of the form in which held;

- Securities held by others for a Covered Person's benefit, such as securities held by custodians, brokers, relatives, executors or administrators;

-    Securities held by a pledgee for a Covered Person's account;

- Securities held by a trust in which a Covered Person has an income or remainder interest, unless the Covered Person's only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by will a distribution of trust property or income to the Covered Person;

- Securities held by a Covered Person as trustee or co-trustee, where the Covered Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as a blood relationship) has an income or remainder interest in the trust;

- Securities held by a trust of which the Covered Person is the settler, if the Covered Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

- Securities held by a general or limited partnership in which the Covered Person is either the general partner of such partnership or a controlling partner of such entity (e.g., Covered Person owns more than 25% of the partnership's general or limited partnership interests);

- Securities held by a personal holding company controlled by a Covered Person alone or jointly with others;

- Securities held in the name of a Covered Person's spouse - unless legally separated or divorced;

- Securities held in the name of minor children of a Covered Person or in the name of any relative of a Covered Person or of their spouse (including an adult child) who is presently sharing the Covered Person's home;

- Securities held in the name of any person other than a Covered Person and those listed in above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Covered Person obtains benefits equivalent to those of ownership; and

- Securities held in the name of any person other than a Covered Person, even though the Covered Person does not obtain benefits equivalent to those of ownership (as described above), if the Covered Person can vest or re-vest title in himself.

APPENDIX THREE: OPTIONS DISCUSSION

I.   NAKED/SHORT PUTS (OBLIGATES SELLER TO BUY STOCK AT PRESCRIBED PRICE)
     -    Functional equivalent of a stop/limit order to purchase stock
     - Violates the Code if you sell and buy back within 60 days (only applicable to investment management personnel)
     - No pre-approval required even if 1,000+ shares (for Access Persons) or 2,000+ shares (for Non-Access Persons) are put back to you. The reasoning is that the 10+ contract position (= 1,000+ shares) or 20+ contract position (=2,000+ shares) has been pre-approved and decision to accept the risk of a put was made prior to and independent of NACM's decision to trade the underlying stock

II.  LONG PUTS (GRANTS BUYER RIGHT TO SELL STOCK AT A PRESCRIBED PRICE)
     - Used to protect long positions - the functional equivalent of an insurance policy
     - Violates the Code if you buy a put within 60 days of a purchase decision (only applicable to investment management personnel)
     - Pre-Approval required if employee, prior to expiration, puts 1,000+ (for Access Person) or 2,000+ (for Non-Access Person) shares/below market cap

III. LONG CALLS (GIVES OWNER RIGHT TO BUY STOCK AT PRESCRIBED PRICE)
     -    Used when stock price rises to buy at lower strike price
     - Pre-Approval required if you, prior to expiration calls 1,000+ (for Access Person) or 2,000+ (for Non-Access Person) shares/below market cap

IV. COVERED CALLS (OBLIGATES SELLER TO SELL STOCK AT PRESCRIBED PRICE; SELLER OWNS UNDERLYING STOCK)
     -    Used to hedge long position
     - Violates the Code if you write a covered call within 60 days of a purchase decision (only applies to investment management personnel)
     - Stock called within 60 days of its purchase of the stock violates Code (only applies to investment management personnel)
     - No pre-approval required if 1,000+ shares (for Access Persons) or 2,000+ shares (for Non-Access Persons) are called. The reasoning is that the 10+ contract position (= 1,000+ shares) or 20+ contract position (=2,000+ shares) has been pre-approved and decision to accept the risk of a call was made prior to and independent of NACM's decision to trade the underlying stock

V. NAKED CALLS (OBLIGATES SELLER TO SELL STOCK AT A PRESCRIBED PRICE; SELLER DOES NOT OWN UNDERLYING STOCK)
     -    Pure speculation against price increase
     - Violates the Code if you write a naked call that expires in less than 60 days (only applies to investment management personnel)

VI. CREDIT SPREADS, STRADDLES, COMBINATIONS (USE OF MULTIPLE CONTRACTS WITH DIFFERENT STRIKES/EXPIRATIONS/LONG-SHORT; VERY COMPLEX, TOO MANY VARIATIONS TO DESCRIBE; SELLER RECEIVES + PREMIUM)
     -    Can be hedge and speculation
     -    Pre-Approval required for every transaction
     - Pre-Approval denied where contracts expire within 60 days of opening the position (only applies to investment management personnel)

VII. DEBIT SPREADS, STRADDLES, COMBINATIONS (USE OF MULTIPLE CONTRACTS WITH DIFFERENT STRIKES/EXPIRATIONS/LONG-SHORT; VERY COMPLEX, TOO MANY VARIATIONS TO DESCRIBE; SELLER PAYS + PREMIUM)
     -    Speculation vs. hedge depends on facts and circumstances
     -    Pre-Approval required for every transaction

     - Pre-Approval denied where it's determined the transaction is speculative in nature and contracts expire within 60 days of opening the position, or if NACM is active in the stock (only applies to investment management personnel)

APPENDIX FOUR: ANNUAL RE-CERTIFICATION SIGNATURE PAGES


                               NICHOLAS-APPLEGATE
                     ANNUAL RE-CERTIFICATION SIGNATURE PAGES

     You are required to complete, sign and return the following pages to Legal/Compliance no later than:

                                  APRIL 1, 2003

     If it is received after April 1st, you will incur a fine as follows, which will be paid to the United Way:

                           $50 for the first day late
                           $10 for each additional day late

     After April 1st, you will also be restricted from personal trading until these certification pages are received by Legal/Compliance.

                                    THANK YOU

                               NICHOLAS-APPLEGATE
                            CERTIFICATE OF COMPLIANCE

I. I understand that the Code of Ethics and Conduct including the Insider Trading Policy ("Code"), effective March 1, 2003, is available for my review on the intranet site.
II. I have read and understand the Code and I will comply with these policies and procedures during the course of my employment at NA.
III. I agree to promptly report to the Chief Compliance Officer any violation, or possible violation of this Code, of which I become aware.
IV. I certify that I did not make, or cause to be made, any political contributions for the purpose of obtaining or retaining NACM as an investment adviser to a government entity or plan.


------------------------------------
Name (please print)


------------------------------------
Signature


------------------------------------
Date

                               NICHOLAS-APPLEGATE
                       PRIVATE SECURITIES TRANSACTION FORM
                     OUTSIDE BUSINESS ACTIVITY CERTIFICATION

PRIVATE SECURITIES TRANSACTION FORM

Check ALL that apply:

/ /  I have not engaged in any private securities activities.

/ /  I have not received any compensation for any private securities activities.

/ / Yes, I do presently engage in/receive compensation for private securities activity (-ies), details of which are listed below and/or attached.

     ___________________________________________________________________________
     ______________
     __________________-
_________________________________________________________________________

ANNUAL OUTSIDE BUSINESS ACTIVITY CERTIFICATION

If you are a non-registered representative, please complete number 1. If you are a registered representative, please complete number 2.

1. Non-Registered Representatives (anyone who does NOT hold a Series 6 or 7 industry license)

     I have accepted the following outside business activity:

         Name of Company/Entity:
         ________________________________________________________
         General Description of Company/Entity:
         _______________________________________________
         Main Responsibilities:
         _____________________________________________________________
         Compensation (if any):
         __________________________________________________________
         Start Date:
         _____________________________________________________________________

2. Registered Representatives (anyone who holds a Series 6 or 7 industry license)

     I have accepted employment and/or compensation at the following:

         Name of Company/Entity:
         __________________________________________________________
         General Description of Company/Entity:
         _______________________________________________
         Main Responsibilities:

         ______________________________________________________________
         Compensation (if any):
         __________________________________________________________
         Start Date:
         ____________________________________________________________________

PRINT YOUR NAME, SIGN AND DATE THE CERTIFICATION


-----------------------------------
Name (please print)


-----------------------------------
Signature


-----------------------------------
Date

Legal/Compliance Use Only:      / /             / /
Permission from Legal/Compliance has been          granted         denied
Legal/Compliance Approval by (sign and print): _________________________________
Date: _________
NAS Principal (sign and print): ________________________________________________
Date: _________

                               NICHOLAS-APPLEGATE
                            PERSONAL HOLDINGS REPORT

----------------------------------
Name (please print)

As required in Section Seven of the NA's Code of Ethics, please list all securities (except Exempt Securities) in which you have an interest, including those in accounts of which you are a beneficiary or are named on the account and all securities in non-client accounts for which you make investment decisions.

1.    List all Securities that:
      a)   Are personally owned;
      b) A beneficial interest is held by you, your spouse, minor child, or any other member of your immediate household;
      c) Is a trust or estate of which you or your spouse is a trustee, other fiduciary or beneficiary, or of which your minor child is a beneficiary; or
      d) You can direct or effect transactions under a power of attorney or otherwise.

                Table A - Securities Held in a Brokerage Account

                                                                                                   DISCLAIMER OF
                                                           HOLDINGS                                  BENEFICIAL
         NAME OF SECURITY            TYPE SECURITY(1)     SHARES/PAR        RELATIONSHIP(2)         INTEREST(3)
------------------------------------ ----------------- ------------------ -------------------- ----------------------

------------------------------------ ----------------- ------------------ -------------------- ----------------------

------------------------------------ ----------------- ------------------ -------------------- ----------------------

------------------------------------ ----------------- ------------------ -------------------- ----------------------

------------------------------------ ----------------- ------------------ -------------------- ----------------------

Note: If there are no applicable securities, write "None." If you need additional space, continue listing as necessary on other sheets. (You may attach a copy of your brokerage statement listing the information - if you do this, write "See attached").

           Table A(2) - Securities Held Outside of a Brokerage Account

                                                                                                  DISCLAIMER OF
                                                           HOLDINGS                                BENEFICIAL
         NAME OF SECURITY            FORM OF SECURITY     SHARES/PAR        RELATIONSHIP(2)        INTEREST(3)
------------------------------------ ----------------- ------------------ -------------------- ----------------------

------------------------------------ ----------------- ------------------ -------------------- ----------------------

------------------------------------ ----------------- ------------------ -------------------- ----------------------

------------------------------------ ----------------- ------------------ -------------------- ----------------------

----------
(1) Insert the following symbol as pertinent to indicate the type of security held: C-common stock, P-preferred stock, O-option, W-warrant and D-debt security.

(2) Insert a, b, c, or d as explained above to describe your interest in these securities.

(3) Mark x to indicate that the reporting or recording of this securities holding shall not be construed as an admission that you have any direct or indirect beneficial interest in these securities. Please see Appendix Two for a list of examples of beneficial interest.

Note: If there are no applicable securities, write "None." If you need additional space, continue listing as necessary on other sheets. (You may attach a copy of your brokerage statement listing the information - if you do this, write "See attached").

2. In addition, Nicholas-Applegate requires all employees to disclose all brokerage accounts in their name, any spouse's account, any children's account or any other account over which the employee has control or is a beneficiary. Please list all brokerage accounts below in Table B.

                      Table B - List of Brokerage Accounts

         NAME OF BROKERAGE FIRM                  ACCOUNT NUMBER                   NAME(S) LISTED ON ACCOUNT
----------------------------------------- ------------------------------ --------------------------------------------

----------------------------------------- ------------------------------ --------------------------------------------

----------------------------------------- ------------------------------ --------------------------------------------

----------------------------------------- ------------------------------ --------------------------------------------

Note: If you do not have any brokerage accounts, write "None."

3. If you have a managed account (broker has sole discretion), a Managed Account Waiver must be on file in Legal/Compliance. For all managed accounts that you own, have you completed a Managed Account Waiver and returned it to Legal/Compliance? If no, please list all managed accounts below in Table C.

                / / Yes       / / No        / / N/A


                       Table C - List of Managed Accounts

         NAME OF BROKERAGE FIRM                  ACCOUNT NUMBER                   NAME(S) LISTED ON ACCOUNT
----------------------------------------- ------------------------------ --------------------------------------------

----------------------------------------- ------------------------------ --------------------------------------------

----------------------------------------- ------------------------------ --------------------------------------------

----------------------------------------- ------------------------------ --------------------------------------------

To the best of my knowledge and belief, I certify that the statements made by me on this form are true, complete and correct.

-----------------------------                    -------------------------------
Signature                                        Date